EXHIBIT 10.3

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF

THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY

FILED WITH THE COMMISSION.***

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TELEMATICS SERVICES AGREEMENT

This Telematics Services Agreement (hereinafter the “Agreement”) is made as of this 31st day of March, 2003 (hereinafter “Effective Date”) by and between ATX Technologies, Inc. (hereinafter “ATX”) and Mercedes-Benz USA, LLC (hereinafter MBUSA) each of whom may be hereafter referred to individually as “party” or collectively as the “parties.”

WHEREAS, MBUSA is in the business of, among other things, distributing, marketing and selling Mercedes-Benz passenger cars and light trucks and Maybach passenger cars equipped with “Tele Aid” devices capable of communicating with one or more ATX service centers (hereinafter collectively “Vehicle(s)”); and

WHEREAS, ATX is in the business of, among other things, providing location-based emergency, navigation, and information services; location data; and connectivity, infrastructure, and support services for the integration of third parties’ service offerings (collectively, the “Telematics Services”); and

WHEREAS, the parties desire to enter an agreement pursuant to which ATX will continue to be the exclusive provider of Telematics Services for certain Vehicles sold or leased by MBUSA under the terms and conditions of this Agreement;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

1. THE TELEMATICS SERVICES. The Telematics Services (hereafter “Services”) shall be provided via telephone or other electronic means and shall consist of a variety of packages, all as more fully described in Exhibit A attached hereto and hereby made a part of this Agreement. The features making up Services may be amended from time to time during the term of this Agreement, which such amendment will be reflected in a revised Exhibit A, signed by both parties. Upon the execution of such a revised Exhibit A, the amended exhibit shall become the effective exhibit and shall replace the previous exhibit in its entirety without the need for further amendment of this Agreement.

ATX will be the exclusive provider of the Services during the term of the agreement to those owners/lessees of Vehicles, which are equipped with Tele Aid devices and for which the Vehicle owner/lessee maintains an account, which is registered and active (hereinafter “Customer”). The foregoing notwithstanding, the parties hereto agree than an account will be registered and active for those Services identified as “Basic Package” on Exhibit A for a period of one year from initial retail sale during which period the Basic Package Services will be provided *** as long as ***. The Services shall be further provided in accordance with the terms and conditions outlined in the “ATX Policies and Procedures” (as

***Confidential material redacted and filed separately with the Commission

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amended from time to time by agreement of the parties,) an outline of which is attached hereto as Exhibit B, and hereby made part of this Agreement. ATX shall, throughout the term of this Agreement maintain necessary “800” number lines, as mutually agreed to by MBUSA and ATX, to provide services hereunder. Said numbers shall be dedicated to MBUSA related services only and upon termination of this Agreement, the “800” numbers shall be assigned to ATX and ATX shall assume payment obligations therefore. MBUSA agrees to pay the costs associated with said 800 numbers for both monthly and per minute charges during the Term of this Agreement. The current 800 numbers dedicated to MBUSA are identified on Exhibit C attached hereto.

Tele Aid devices shall be standard equipment across all model lines identified on Exhibit A “Consumer Price and Fee Arrangement”. For model lines identified on Exhibit D, for which Tele Aid is provided as optional equipment, the per Vehicle fee for Tele Aid Services shall, in addition to the standard fee identified on Exhibit A, include the supplemental fee identified on Exhibit D. The foregoing sentence notwithstanding, MBUSA may choose to make Tele Aid optional on model lines listed on Exhibit A; however, such action will result in a renegotiation of the pricing for the Services. The parties further agree that pricing for Services shall not be affected by the introduction by MBUSA of classes of vehicles, other than those classes and models listed on Exhibit A with Tele Aid as optional equipment; except that pricing for such newly introduced vehicles shall be as set forth on Exhibit A along with the supplemental pricing formula set forth on Exhibit D.

2. ATX DUTIES AND RESPONSIBILITIES.

A. Service Level Requirements.

(1)	Upon reviewing an alarm call and determining the type of assistance needed, ATX will request dispatch of assistance, if warranted by such call.

(2)	Airbag and emergency button alarms will be answered on a monthly average in *** seconds or less. All other calls shall be answered, on a monthly average in *** seconds or less. The parties agree, however, that failure to meet such answer speeds shall not constitute a material breach, but rather will trigger a review of the program by the parties, at which ATX will define for MBUSA the source and scope of any problems associated with failure to meet the answer speed and provide MBUSA with a written plan of action to address such failure and to meet the above stated standard. Should ATX continue to fail to meet said standard after sixty (60) days beyond the development of the written plan of action noted above, such failure, shall constitute a material breach hereunder.

(3)	ATX will measure its response time to all alarms and service calls on the ATX automation system Response Time reports. “Response Time” shall mean the time from data transmission completion until the time when a call handler acknowledges the alarm call. “Data transmission completion,” means the point in time in which an alarm signal has been received, processed and made available in the operator’s alarm queue, ready for acknowledgment. ATX will measure the

***Confidential material redacted and filed separately with the Commission

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time elapsed between receipt of the call and dispatch of assistance on a dispatch report. ATX will provide MBUSA with copies of the ATX Response Time reports within seven (7) business days of the end of each month. In addition, ATX will compile Service Level Reports summarizing response time, time to dispatch request, average speed of answer and disposition of alarm and service calls and will provide such reports to MBUSA within seven (7) business days of the end of each calendar month.

(4)	Semi-annual “Service Level Review/Quality Control Meetings” will be scheduled at either ATX or MBUSA to review service levels and related issues for the Services. In addition, MBUSA shall have the right to review tapes of calls received by ATX, upon seven (7) days prior notice.

(5)	ATX will maintain a quality control program to monitor and evaluate individual call handler performance to assure adherence to program parameters and standards.

(6)	ATX will notify MBUSA on an ongoing basis of general customer issues, including but not limited to, service level concerns, customer complaints, customer mailings or other correspondence. The parties agree to work together to mutually resolve any such issues that create concern for either MBUSA or ATX.

B. Termination of Customer Accounts. The parties hereto agree that all Services including cellular service will be available and activated only upon the Vehicle owner’s or Lessee’s execution of a retail agreement for same, in a form mutually agreed to by MBUSA and ATX and upon the Vehicle owner’s payment of the fee for same as established by ATX. The above notwithstanding, the parties hereto agree that ATX’s Services (excluding airtime charges) for the first year after the retail sale of a Mercedes-Benz vehicle shall be provided at no charge to the customer or MBUSA as long as Tele Aid becomes standard equipment on all vehicles of a given model class which Tele Aid is offered. A copy of the terms and conditions of the retail agreement which the parties shall employ is attached hereto as Exhibit E. ATX reserves the right, upon notice to MBUSA, and upon MBUSA’s approval, which shall not be unreasonably withheld, to make changes to such retail agreement, consistent with changes or developments in the law, the Services or industry standards. ATX’s request for approval of such changes must be responded to within thirty (30) days. After thirty (30) days said request shall be deemed approved by MBUSA. Such changes shall not be retroactively effective to customers unless specifically authorized or required by law. Unless otherwise agreed by the parties in writing, fees for the Services provided throughout the term of this Agreement shall be charged for periods of no less than one year. Customer accounts will only be terminated upon the expiration of the retail agreement term if there has been no renewal made by the Vehicle owner or material failure to comply with the terms and conditions of the retail agreement including cellular service. Prior to deactivation of Services for non-payment or non-renewal, ATX will send a letter to Customer at the address on record, notifying of the intention to deactivate.

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C. Records Retention. ATX will provide, at its facility, the necessary equipment to record and store all relevant data electronically or via magnetic media in accordance with the schedule attached hereto as Exhibit F. Records are to be maintained and destroyed in a manner consistent with a legally compliant, commercially reasonable record retention and destruction policy. ATX will make the records available for inspection by MBUSA or its designated representative, at times reasonably requested by MBUSA, and will cooperate with MBUSA in such inspection.

D. Reports and Presentations. ATX and MBUSA shall make Telematics Customer information available as mutually agreed by ATX and MBUSA, and as specified in Exhibit N. ATX shall provide to MBUSA, in such manner and at such time as same is reasonably available, a sales tax report to allow MBUSA to remit sales tax collected from MBUSA Customers. MBUSA shall, in addition, have authority to determine the content, form and submission or presentation schedule of any other reports, presentations and milestones required under this Agreement, subject to the reasonable security or business needs of ATX.

3. MBUSA DUTIES AND RESPONSIBILITIES.

A. Activation.

(1) MBUSA agrees that the Tele Aid system is designed so that the Tele Aid activation light will remain lighted unless the service is activated. The foregoing sentence notwithstanding, MBUSA shall have the right to permit disconnection of the activation light for Customers who request, in a writing satisfactory to MBUSA and ATX, that the feature be disabled.

(2) MBUSA agrees to include an activation sticker on the Tele Aid system, which indicates to customers that some action is required on their part to activate the system. This sticker will be clearly visible in the glove box of the vehicle at the time the vehicle is delivered to its original owner/lessee or any subsequent owner/lessee who takes delivery of the vehicle from a MBUSA affiliate.

B. Owner’s Manual & POS Information. MBUSA will support the Tele Aid product through its marketing programs and include product information in vehicle literature packages, specifically including a phone number for customer service.

C. Maintenance Schedule: MBUSA will add a test of the Tele Aid system into the maintenance schedule of a vehicle to test both the hardware and the Services of the system at each maintenance interval as called for in the vehicle’s Flexible Service System.

D. Subscriber Agreement: MBUSA agrees to add the presentation of a subscriber agreement as a requirement to the vehicle sales process for MBUSA dealerships, including completion of the subscriber agreement indicating acceptance or declination of service.

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E. Renewal Marketing and Retention Bonus. ATX and MBUSA shall mutually develop a marketing plan, including expenditures to be made therefor, beginning within forty-five (45) days of signature of this Agreement. Provided that MBUSA provides funding of such plan, then the retention bonus described in Section 4.H. below shall become effective and payable at the end of the first month following the acceptance of the marketing plan. If MBUSA does not provide funding for the marketing plan for any given year, then the retention bonus shall not apply for that year. See Exhibit L attached hereto for a description of minimum marketing commitments.

F. Time for Responses. Except as indicated otherwise herein, MBUSA shall respond to all ATX requests for approval on pricing proposals, and policy and procedure changes within thirty (30) days of submission thereof.

4. PRICING AND PAYMENTS.

A. Fees. The cellular service fees to be charged to the Customer throughout the Term of this Agreement shall be in accordance with the fee structure outlined in Exhibit G (as amended from time to time by written agreement of the parties) entitled, “Cellular Pricing and Procedure Schedule,” attached hereto and hereby made a part of this Agreement. Charges for the Services packages are set forth in Exhibit A and payments to ATX for the optional model class are set forth on Exhibit D. The above identified fees to Customer as contained in Exhibits A and G exclude all applicable taxes. ATX shall bill the Customers for all applicable taxes, as identified in Exhibit G.

B. Payments. Payments for the Services fees shall be made directly by the customer in accordance with the terms of the ATX retail agreement. Neither MBUSA nor any of its affiliates, parent or subsidiary entities or dealers shall be obligated to pay, guarantee payment of, or make any effort to collect any Services fees. Payments for cellular service fees shall be made directly by MBUSA to the cellular service provider and ATX shall remit to MBUSA, carrier-charged cellular service fees and taxes with respect thereto collected from the customer in accordance with Exhibit G. Neither ATX nor any of its affiliates, parent or subsidiary entities, or dealers shall be obligated to pay, or guarantee payment of cellular service fees.

C. Collection Schedule. The collection schedule for ineffective credit cards is listed in Exhibit H.

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D. Additional Service Costs. MBUSA shall pay to ATX the amount of any initial set up fee (or similar fee) and ongoing service fees and other charges payable by ATX to third party providers of concierge services to MBUSA Customers. Payments of such fees shall be deducted from the quarterly settlement statements by ATX. ATX will use commercially reasonable efforts to obtain 2%, 10, net 30 terms with all third party vendors providing services on behalf of MBUSA and ATX in support of Tele Aid services.

E. Travel Expenses. MBUSA may be asked to reimburse travel expenses (in accordance with MBUSA travel policy attached to this Agreement as Exhibit M) incurred by ATX, for trips that are not related to the daily business of ATX in providing the Services under this Agreement. Examples of such trips include, but are not limited to, COMDEX or other trade shows, auto shows, dealer training events, media/press events, “Ride and Drive”. ATX shall not be reimbursed for routine travel to MBUSA’s offices that are incident to overall program management.

F. Fee Arrangement. The fees payable to ATX for its services to MBUSA under this Agreement are set forth in this Section 4 and on Exhibits A, D and G hereto. Unless otherwise provided herein, such fees shall be deducted by ATX from amounts actually collected on behalf of MBUSA from Customers for Services. Within 60 days after the end of each calendar quarter (ending March 31, June 30, September 30 or December 31, as the case may be), ATX shall remit to MBUSA the amounts actually collected from Customers for Services less (1) the amounts payable to ATX as set forth on Exhibits A, D and G; and (2) any amounts resulting from refunds made to Customers under the mutually agreed refund policy and retroactive Customer refunds outside the refund policy processed at the request of MBUSA, to the extent such refunds are applicable to periods during which ATX provided Services to such Customers, provided however, that ATX shall not deduct any refunds resulting from ATX’s failure to meet its obligations under this Agreement; and (3) amounts due to ATX under Sections 4.A., (including Exhibit G), 4.D., and 4.E. MBUSA further agrees that to the extent any amounts payable to ATX under this Section 4.F. exceed amounts collected from Customers for Services, MBUSA shall pay ATX for such shortages within 30 days of receipt of an invoice therefore. ATX’s payment or invoice, as the case may be, will be accompanied by a settlement statement in a form to be mutually agreed upon.

G. Payment of Development Costs. MBUSA shall have the option to pay ATX in advance for anticipated development costs and expenses for new or enhanced Telematics Services and in turn recoup such amounts through a reduction in the fees otherwise payable to ATX for certain of its services under this Agreement. In addition, the parties may wish to engage in special projects that may be related to products or services that are not core to Telematics Services (e.g., website hosting and support). Should the parties decide to pursue such development efforts or special projects, then they shall negotiate in good faith to determine the reasonably anticipated amount of such costs and expenses associated with the project and agree upon a fee arrangement or pricing schedule, all of which shall

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be documented in separate statements of work (SOW) that set forth the respective duties and obligations of the parties with regard to the project, the estimated costs and expenses, and any pricing arrangements. Each such SOW shall be in writing and shall be an addendum to this Agreement.

With respect to any services developed by ATX specifically for MBUSA Customers for which substantially all of the development costs were borne by MBUSA pursuant to this Section 4.G. and which are not generally available from another company in the telematics industry, ATX shall not offer such services to anyone other than MBUSA Customers for a period of *** months after such services are first offered to MBUSA Customers.

H. Retention Bonus. The following provisions of this Section 4.H. are subject to the restrictions of Section 3.E. of this Agreement.

(1) Beginning on the first full calendar month following the first anniversary of this Agreement, ATX shall pay to MBUSA or MBUSA shall pay to ATX, as the case may be, an amount based on the number of paying subscribers of Services that elect to purchase their second year of Services, as a percentage of the total number of Vehicles with active subscriptions sold or leased during the same month of the previous year (the “Retention Rate”), as more fully described in this Section 4.H.

(2) Within 60 days after the end of each month during the Term of this Agreement, beginning on the first full calendar month following the first anniversary of this Agreement, ATX and MBUSA shall cooperate in good faith to determine the Retention Rate.

(3) Within 90 days after the end of each such month, ATX shall pay to MBUSA or MBUSA shall pay to ATX, as the case may be, an amount based on the extent to which the Retention Rate is greater than or less than the threshold percentages set forth on Exhibit I attached hereto, at the rates set forth therein.

5. WARRANTIES AND REPRESENTATIONS.

A. Standards. ATX warrants and represents that it satisfies the requirements that would typically result in Underwriters Laboratories, Inc. listing if such listing were available for telematics businesses. ATX further represents that should such listing become available, it will obtain said listing. ATX further represents that it will continue to have a dedicated quality function responsible for guiding the company in its efforts to meet applicable standards and certifications for service businesses.

B. Backup Procedures. ATX warrants and represents that it maintains and shall throughout the term of this Agreement maintain an updated written disaster recovery plan which incorporates and requires testing of hot site processing on at least an annual basis with a maximum recovery time objective of twenty four (24) hours. Such plan shall

***Confidential material redacted and filed separately with the Commission

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provide for, (i) high availability design of its systems which minimizes single point failures through the use of dual redundant network paths, (ii) Two fully redundant sites with each having the capacity of providing real time operations at any time, and (iii) a procedure by which systems at both sites are tested daily through both automated and manual procedures managed by the computer operators on duty and by a continuous automated test program to conduct continuous component monitoring and testing. Further, ATX warrants and represents that said plan contains provisions for offsite storage of daily backup copies of electronic media and any other vital records. MBUSA reserves the right to annually audit the offsite recovery test results to satisfy itself of ATX’ alternate processing capabilities.

6. TRADEMARKS AND USE OF NAME.

A. MBUSA and/or its affiliated companies may, in their sole discretion, from time to time grant to ATX the right to use trademarks, trade name, service marks and logos owned by MBUSA or by its affiliates in connection with the documentation, presentation and marketing of the various Services to be provided by ATX, which uses will be subject to prior approval of MBUSA. ATX will have no interest in or right to the use of such names, marks and/or logos, except the limited right of usage thereof as may be granted in connection with this Agreement during its term. ATX may not use any such MBUSA trademark, trade name, service mark or logo until ATX has obtained the written approval of MBUSA and understands that MBUSA has adopted guidelines regarding the use of such trademark and logos, including guidelines governing color, size, typeface and style, and ATX agrees to comply with all such guidelines of which it is made aware.

B. Trademarks-ATX. ATX and/or its affiliated companies may, from time to time, grant to MBUSA the right to use trademarks, trade name, service marks and logos owned by it or by its affiliates in connection with the documentation, presentation and marketing of the various services to be provided by MBUSA. MBUSA will have no interest in or right to the use of such names, marks and/or logos, except the limited right of usage thereof granted in connection with this Agreement during its term. MBUSA may not use any such ATX trademark, trade name, service mark or logo until MBUSA has obtained the written approval of ATX and understands that ATX has adopted guidelines regarding the use of such trademark and logos, including guidelines governing color, size, typeface and style, and MBUSA agrees to comply with all such guidelines of which it is made aware.

7. CONFIDENTIAL INFORMATION. The parties hereto acknowledge that they have entered into a Mutual Confidentiality Agreement attached hereto as Exhibit J, and agree that the terms of said Mutual Confidentiality Agreement, and the obligations stated therein, are incorporated herein and shall apply throughout the Term of this Agreement and thereafter as long as the information remains confidential as that term is defined in the Mutual Confidentiality Agreement. In addition, ATX hereby further agrees that the list of users, and information with respect to those users, it obtains from providing Services hereunder shall be maintained as confidential information and shall not be used by ATX or sold or rented by ATX to any third party for any use whatsoever, other than for the provision of Services hereunder. Notwithstanding the foregoing, ATX may collect behavior or other data from Customers

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for its use in further developing and enhancing the Telematics Services business, provided no such data can be used to individually identify any Customers.

8. TERM AND TERMINATION.

A. Term. Unless otherwise terminated as provided for in Sections 8.B. and 8.C., the term of this Agreement shall be for four (4) years from the effective date (the “Term”). Notwithstanding the foregoing sentence, except as provided for in Sections 8.B. or 8.C., this Agreement shall not terminate unless either party has given at least two (2) years advanced written notice to the other of its desire to so terminate, such that the Term shall be extended until the day that is two years from the date such notice is given. Further, MBUSA agrees that ATX shall have the right to continue to market on a non-exclusive basis the Services for the life of those Vehicles sold with the Tele Aid devices during the Term of this Agreement. Any renewal or extension of this Agreement beyond the Term must be in writing and signed by both parties.

B. Termination for Non-Performance. Either party may terminate this Agreement at any time for material non-performance by the other party. In the event that either party desires to so terminate this Agreement, that party must first provide to the other party prior written notice of the non-performance and afford that party no less than ninety (90) business days within which to cure any problems, defaults or other material deficiencies in its performance. If no cure is successful in eliminating the problems resulting in the material non-performance within the ninety (90) business day period following the delivery of the notice of non-performance, then the aggrieved party shall notify the other party of failure to cure and may terminate the Agreement effective with such notice of failure to cure.

C. Termination due to Change in Control. If ATX issues capital stock, or grants an option or right to purchase capital stock, to an automobile manufacturer not affiliated with MBUSA, representing upon issuance more than 30% of the outstanding capital stock of ATX on a fully diluted basis, then ATX shall deliver written notice of such event (“Change of Control Notice”), and MBUSA shall have the right to terminate this Agreement without liability upon thirty (30) days prior written notice. If MBUSA fails to deliver to ATX its notice to terminate within sixty (60) days after receipt of the Change of Control Notice, then MBUSA shall be deemed to have waived its right to terminate this Agreement by reason of a change of control involving the automobile manufacturer that is the subject of the Change of Control Notice.

D. Rights of the Parties in the Event of Non-Renewal Beyond Term of Agreement and/or Termination for Non-Performance.

(1) Each party shall return to the other all documents, materials, reports or other information, or copies thereof, and any confidential information which were received from the other party for use in the course of this Agreement.

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(2) Each party shall cease to use any of the other’s marketing materials, trademarks, trade names or logos.

(3) ATX shall assume payment responsibilities for the 800 numbers referred to in Section 1 of this Agreement.

(4) For a period of one (1) year after termination or non-renewal, ATX will retain exclusive rights to market and provide the Services to each Tele Aid device equipped vehicle which is retailed during the one (1) year prior to termination or non-renewal, unless such termination is a result of the reasons described in Sections 8.B. and 8.C. above.

9. INDEMNIFICATION.

A. ATX Indemnification. ATX will indemnify, defend and hold MBUSA and any of its affiliated companies and the officers, directors, agents, employees and assigns of each, harmless from and against any and all actions, claims, demands, losses, liabilities, costs and expenses, including attorneys’ fees, to the extent arising from the acts or omissions of ATX in performing its obligations hereunder, including but not limited to, any action, claim, demand, loss or liability based upon, arising out of, or in any manner resulting from (i) ATX’s failure to answer calls or dispatch necessary assistance pursuant to this Agreement or other mistakes made in answering Customer calls or effectuating Customer requests provided, however, that nothing contained herein shall be deemed to waive, alter or amend the disclaimers and limits of liability set forth in the retail agreement with customers so far as they affect the relationship between ATX and customer, (ii) any allegation that any marketing materials, Customer statements or other similar documents created by ATX for the program contain any false or misleading statements, or (iii) any violation of law by ATX in connection with efforts to collect any fees charged to Customers, or (iv) any claims for infringement of any United States Patents, trade secrets, copyrights or other lawful proprietary rights of a third party based upon the Services.

B. MBUSA Indemnification. MBUSA will indemnify, defend and hold ATX and any of its affiliated companies and the officers, directors, agents, employees and assigns of each, harmless from and against any and all actions, claims, demands, losses, liabilities, costs and expenses, including attorneys’ fees, to the extent arising from the acts or omissions of MBUSA in performing its obligations hereunder including, but not limited to, any action, claim, demand, loss or liability based upon, arising out of or in any manner resulting from, (i) an allegation of a design or manufacturing defect in any Mercedes-Benz Vehicle for which Services are provided or the equipment required for the Services which were originally installed in the Vehicle by its manufacturer or MBUSA; or (ii) any allegation that any marketing materials, Customer statements or other similar documents created by MBUSA for the programs contain any false or misleading statements, (iii) any claims for infringement of any United States Patents, trade secrets, copyrights or other lawful proprietary rights of a third party based upon the Tele Aid equipment in the vehicles or MBUSA’s marketing literature with respect to Tele Aid.

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10. INSURANCE. ATX agrees to provide and maintain during the term of this Agreement and any extensions thereof, insurance coverage with commercially acceptable companies rated no less than an A- by A.M. Best as follows:

A. Comprehensive General Liability Insurance covering bodily injury, property damage, personal and advertising injury, independent contractors and contractual liability, host liquor liability, products and completed operations liability for $2,000,000 each occurrence.

B. Workers’ Compensation Insurance according to statutory limits, including Employers’ Liability Insurance for $1,000,000 each accident, each disease, each employee.

C. Professional Liability (Errors and Omissions, Multimedia Liability including Intellectual Property) Insurance on claims made or occurrence basis covering all services provided to MBUSA hereunder for $5,000,000 each occurrence.

ATX will add MBUSA as additional insured on the Comprehensive General Liability policy stated herein with respect to the Services provided to MBUSA hereunder. Subject to the contractual indemnities and limitations of liability of this Agreement, ATX agrees and understands that this insurance will be primary over any other insurance MBUSA maintains as respects this Agreement.

ATX will cause its insurance broker to furnish MBUSA certificates of insurance, within 30 days of execution of this Agreement, evidencing the required coverage stated herein. Such certificates of insurance will provide for thirty (30) day’s advance written notice of cancellation, material change in coverage, or non-renewal of coverage.

Should ATX elect to self-insure, the self-insurance program will respond as if ISO (Insurance Services Office) policy forms were in place as follows:

•	Commercial General Liability Coverage Form CG 00 01.

ATX agrees to bear the full risk of loss, including but not limited to damage, destruction, and/or disappearance, to all property furnished to ATX by MBUSA while such property is in ATX care, custody, and control.

ATX must report any loss to MBUSA vehicles to the MBUSA Risk Management Department at (201) 573-2572 within twenty-four (24) hours of management of ATX learning of the loss. ATX must complete and forward to MBUSA Risk Management the Mercedes-Benz Automobile Accident/Loss Report (MBNA Form 297) within forty-eight (48) hours of the incident. It is further understood that ATX will cooperate and provide all information (written and/or oral) to MBUSA and MBUSA’s insurance companies that is necessary as it relates to the loss of the vehicles.

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11. RIGHT TO AUDIT. ATX will maintain accurate and complete records of all Services performed pursuant to this Agreement, all Customer calls received, billing records and all expenses incurred under the terms of this Agreement in such a manner that they may be readily inspected. MBUSA or its designated representatives shall have the right, at MBUSA’s expense, from time to time, but no more frequently than twice annually upon reasonable notice and during regular business hours, to inspect and audit those books and records of ATX which relate directly to this Agreement and the Services performed hereunder. ATX shall cooperate with MBUSA in the conduct of any such inspection and audit. In addition, ATX shall at MBUSA’s request and expense provide MBUSA with copies of any records relating to Customer service calls, billing records or the Services performed by ATX hereunder. ATX shall maintain at ATX’ expense such records for the periods outlined in the Record Retention Policy in Exhibit F. All such records shall be available for inspection by MBUSA at ATX’s principal place of business during the Term of this Agreement and for one (1) year after its termination or expiration. ATX agrees to maintain the confidentiality of all such records until they are either destroyed or turned over to MBUSA. ATX’ obligation to maintain records, permit audit, remit sums collected for cellular services shall survive the termination or expiration of this Agreement to the extent that ATX continues to provide Basic Package Services to Customers who purchased Vehicles sold as equipped with Tele Aid during the Term of this Agreement.

In addition, ATX shall have the right, at ATX’s expense, from time to time, but no more frequently than twice annually upon reasonable notice and during regular business hours, to inspect and audit those books and records of MBUSA which relate directly to MBUSA’s obligations under this Agreement, including the obligations imposed upon MBUSA to ensure certain practices of its dealers hereunder.

12. HANDLING OF CAC CALLS. ATX will handle certain overflow calls on behalf of MBUSA Customer Assistance Center (“CAC”) at the rates and on the terms indicated on Exhibit K, attached hereto.

13. GENERAL.

A. No Partnership. The parties are independent contractors. Nothing in this Agreement shall be construed to make the parties hereto partners, joint venturers, representatives or agents of each other, nor shall either party so hold itself out. All employees, agents, contractors and any other persons employed by or retained by ATX or MBUSA in the performance of their obligations hereunder shall be solely those of the hiring party. No representation or act of either party or its employees, agents or contractors will be binding upon the other.

B. Notices. In the event of the serving of any notice, service shall be made personally or by Federal Express or other nationally recognized overnight courier, or registered or certified mail, return receipt requested, postage prepaid. Facsimile transmissions may be used as a method of notice, but only in addition to one of the other methods and never as the sole method of notice. Notice shall be effective only upon receipt by the party being served with the notice. Notices shall be addressed to the parties as follows:

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If to MBUSA:	Mercedes-Benz USA, LLC
One Mercedes Drive
Montvale, NJ 07645
Fax: 201-573-4391
Attention: Roger Caramanoff

Copies to:	General Counsel, at fax # 201-573-2595, at same address

If to ATX:	ATX North America
8550 Freeport Parkway
Irving, TX 75063
Fax: 972-753-6275
Attention: Steven Millstein, President

Copy to:	General Counsel, at same address

Each party is responsible for informing the other of any changes in its address by sending proper notice.

C. Governing Law/Venue. Any action to enforce the terms of this Agreement shall be brought in a court of competent jurisdiction and proper venue in the United States and the law that shall apply shall be that U.S. State law deemed applicable by the court before which the matter is brought.

D. Entire Agreement/Amendment. This Agreement, together with its attached exhibits constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior expressions, whether written or oral. Each party acknowledges that it is not entering into this Agreement on the basis of any representations which are not expressly stated herein. No amendments, alterations or modifications of this Agreement may be made unless in writing signed by both parties.

E. Severability. If any of the provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable or invalid, then such provisions will be ineffective to the extent of the court’s ruling. All remaining portions of the Agreement shall remain in full force and effect.

F. Assignment. Neither party may assign this Agreement or delegate its duties hereunder without prior written consent of the other party except that either party may assign this Agreement to any entity controlling, controlled by or under’ common control with such assigning party. The provisions hereof will be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

G. Paragraph Headings and Interpretation. The paragraph headings contained herein are for reference only and will not be considered substantive parts of this Agreement. The use of the singular or plural shall include the other form. Similarly, when applicable, a reference to one gender shall include the other.

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H. No Waiver. Upon a party’s breach or default hereunder, the other party’s failure, whether single or repeated, to exercise a right hereunder shall not be deemed to be a waiver of that right as to any future breach or default.

I. Survival. Any terms of the Agreement which by their nature extend beyond its termination, remain in effect until fulfilled and apply to respective successors and assignees.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first indicated above.

ATX TECHNOLOGIES, INC.	MERCEDES-BENZ USA, LLC.

By:	By:

Name:	Name:

Title:	Title:

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CONFIDENTIAL TREATMENT

Exhibit A: Service Package Descriptions

BASIC PACKAGE

Features:

•	Automatic Collision Notification

•	Emergency Assistance

•	Direct connection to the CAC for Roadside Assistance calls

•	Direct connection to the CAC for Information calls

•	Remote Door Unlock

•	Stolen Vehicle Tracking

•	Concierge Service*

•	Basic Remote Diagnostics

•	Anti-Theft Alarm Notification

*	To cover certain costs to deliver concierge services, MBUSA shall pay to ATX a fee of *** per quarter, payable within 30 days of receipt of invoice from ATX. ATX will use commercially reasonable efforts to obtain 2%, 10, net 30 terms with all third party vendors providing services on behalf of MBUSA and ATX in support of Tele Aid services.

Consumer Price and Fee Arrangement:

Tele Aid shall be provided as standard equipment to the S Class, E Class, M Class, SL Class, SLK Class, CL Class, CLK Class, SLR Class and Maybach. The following fees will be remitted to ATX and the consumer amounts will be charged and pre-paid on credit card or automated bank draft, according to the applicable billing option for Tele Aid Services on Vehicles where Tele Aid is standard equipment or on Vehicles where Tele Aid is an option as listed in Exhibit D.

***Confidential material redacted and filed separately with the Commission

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•	For new vehicle subscriptions after effective date shown below (or such later date as ATX and MBUSA mutually agree):

•	The fee schedule below reflects a reduction in the original fee to ATX (as of 08/31/2001) of *** beginning as of 09/01/2004 and of *** beginning as of 09/01/2005.

•	Should Tele Aid be made standard on all model lines listed in this Exhibit A and Exhibit D the below fees will be changed to reflect a further reduction in the original fee to ATX (as of 08/31/2001) of *** beginning as of 09/01/2004 and of *** beginning as of 09/01/2005. Should such pricing become effective, the parties will create a new Exhibit A reflecting such pricing which will replace this Exhibit A without the need for further amendment of this Agreement.

Payment Method	Price to Subscriber		Fee to ATX As of 08/31/2001	As of 09/01/2004	As of 09/01/2005
Annual billing option	$240.00	**	***	***	***
Year 2 prepaid	$230.00		***	***	***
Years 2 and 3 prepaid	$435.00		***	***	***
Years 2, 3 and 4 prepaid	$635.00		***	***	***
Years 2, 3, 4 and 5 prepaid	$820.00		***	***	***
Years 2, 3, 4, 5 and 6 prepaid	$995.00		***	***	***
39 Month prepaid	$490.00		***	***	***

***Confidential material redacted and filed separately with the Commission

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•	For Maybach vehicle subscriptions after August 31, 2001 (or such later date as ATX and MBUSA mutually agree):

Payment Method	Price to Subscriber	Fee to ATX	Fee to MBUSA
4 year pre-paid	$1,260.00	***	***

Should MBUSA decide to offer Maybach Services for terms less than four years, the parties will amend this Exhibit A to reflect agreed upon pricing for such terms.

•	For pre-owned vehicle subscriptions after August 31, 2001 (or such later date as ATX and MBUSA mutually agree):

Payment Method	Price to Subscriber		Fee to ATX As of 08/31/2001	As of 09/01/2004	As of 09/01/2005
Annual billing option	$240.00	**	***	***	***
Years 1, 2 prepaid	$465.00		***	***	***
Years 1, 2, 3 prepaid	$670.00		***	***	***
Years 1, 2, 3, 4 prepaid	$855.00		***	***	***
Years 1, 2, 3, 4,5 prepaid	$1005.00		***	***	***
Years 1, 2, 3, 4, 5, 6 prepaid	$1170.00		***	***	***

•	Effective September 2003 for all vehicles using TeleDiagnostics Viewer (TDV) capability an annual fee of *** per vehicle with TDV active will be charged to MBUSA on activation of the TDV system and on each subsequent anniversary date thereof, which shall be shown as an adjustment to the following quarterly settlement statement. This fee covers, in addition to infrastructure expense, decoding, extraction and transmission expense incurred by ATX in supporting this pass through technology.

***Confidential material redacted and filed separately with the Commission

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OPTIONAL PACKAGES

Features:

•	Route Assistance

Consumer Price and Fee Arrangement:

The following amounts will be charged on credit card or automated bank draft, according to the applicable billing option.

$2.95 per use (***% to ATX) for Route Assistance

Additional Features:

•	Info Services (Text Based) – offered on a renewal basis to legacy Info Services customers.

•	Tele Trek (Voice Traffic and Route Assistance)

Consumer Price and Fee Arrangement:

The following amounts will be charged and pre-paid on credit card or automated bank draft, according to the applicable billing option.

•	Info Services Pricing for renewing existing vehicle subscriptions:

Payment Method	Price to Subscriber	Fee to ATX
Annual billing option	$125.00	***
Years 1 and 2 prepaid	$240.00	***
Years 1, 2 and 3 prepaid	$345.00	***
Years 1, 2, 3 and 4 prepaid	$425.00	***
Years 1,2,3,4 and 5 prepaid	$530.00	***
Years 1,2,3,4,5 and 6 prepaid	$610.00	***

•	Tele Trek Pricing for new and pre-owned vehicle subscriptions:

Payment Method	Price to Subscriber	Fee to ATX
Annual billing option	$75.00	***
Years 1 and 2 prepaid	$145.00	***
Years 1, 2 and 3 prepaid	$205.00	***
Years 1, 2, 3 and 4 prepaid	$265.00	***
Years 1, 2, 3, 4 and 5 prepaid	$315.00	***
Years 1, 2, 3, 4, 5 and 6 prepaid	$360.00	***
39 month prepaid	$225.00	***

***Confidential material redacted and filed separately with the Commission

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Exhibit D: Optional, Non-Standard Tele Aid Program

Pricing and Payment

Pricing for all models of Vehicles for which Tele Aid is an option rather than a standard feature shall be:

For those Vehicle owners/lessees who select Tele Aid as an option and subscribe to Tele Aid Services.	This fee is per vehicle for the first year of Basic Services, in addition to the fees indicated in Exhibit A to this Agreement, for all other Services.	Number of vehicles built with Tele Aid on model lines where Tele Aid is Optional shown as a percentage of total cars built of the optional model line.

	Fee to ATX ***	% Penetration ***

	***	***

	***	***

	***	***

	***	***

All fees shall be deducted from amounts collected from Customers as indicated in Section 4.F. of this Agreement.

Should MBUSA desire to designate any model or class as standard rather than optional, fees shall be modified as of the date such model class is no longer optional to be as indicated in Exhibit A to this Agreement and shall be deducted from amounts collected from Customers as indicated in Section 4.F. of this Agreement.

Applicable Vehicles/Notice Required

Tele Aid shall be provided as optional equipment to the C Class

Should MBUSA desire to expand the optional program to any additional model or class, it shall provide ATX with advanced written notice, at least six (6) months prior to the model year retail release, of its intent to do so and optional pricing as indicated will apply to all such vehicles and the parties will in good faith renegotiate pricing for the Services.

***Confidential material redacted and filed separately with the Commission

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Exhibit G: Cellular Pricing, Procedure and Reporting

Cellular prices to Tele Aid customers (adjusted to include applicable credit card and automated bank draft fees as well as ATX fees to administer the billing, remittance, collections, and customer service functions for the Tele Aid cellular service):

Fees to ATX for Cellular Services*

*** per month service fee (This fee is part of the “Fee to ATX” noted on Exhibit A.)

*** a minute

Billing Procedures:

•	Upon the expiration of the first year of Basic Services, the customer will be billed $4.50 each month for the cellular service fee.

•	Upon expiration of 30 free minutes of airtime, the customer will be billed the appropriate per minute amount ($.40 or $.75) for all actual airtime used each month. The 30 minutes of free airtime expire 365 days from initial Services activation date for each customer.

*	Prices are subject to change upon selection of different cellular carrier or cellular carrier price change.

Billing Options:

•	Credit Card

•	Automated Bank Draft

Reporting:

•	ATX has the obligation to calculate, collect, and remit sales, telecommunications and other like taxes to MBUSA on cellular charges pursuant to Section 4.B. of this Agreement. ATX shall utilize the Vertex Telecommunications Taxing Module for the calculation of applicable telecommunications taxes. Notwithstanding the foregoing, MBUSA acknowledges that the Vertex Telecommunications Taxing Module is not implemented as of the Effective Date of this Agreement and that ATX’s ability to calculate telecommunications taxes using Vertex cannot occur until it is implemented. Accordingly, the parties agree to negotiate a mutually satisfactory resolution of the financial responsibility for telecommunications taxes incurred by MBUSA but not invoiced to customers during the time period between the Effective Date and the implementation of Vertex. ATX shall calculate taxes on cellular charges based upon studies performed and communicated by MBUSA’s tax department.

•	Notwithstanding anything to the contrary contained in this Agreement, neither of the parties has waived any of its rights, obligations or claims regarding the tax obligations of the parties that arose prior to the Term of this Agreement.

•	ATX will provide to MBUSA each month, two exception reports for the carrier. These reports will detail all calls under 1 minute that were not billed and all calls where the MIN does not match our files and thus could not be billed.

***Confidential material redacted and filed separately with the Commission

CONFIDENTIAL TREATMENT

•	ATX will provide to MBUSA a monthly report detailing cellular charges billed and collected by ATX, sorted by MIN and VIN, and sorted by MBUSA and MB Canada subscribers.

Process Flow:

[GRAPHIC]

CONFIDENTIAL TREATMENT

Exhibit I: Retention Bonus

Retention	Amount Due

***	MBUSA pays ATX $50 for each Vehicle by which Retention Rate is less than ***

***	No payment due

***	ATX pays MBUSA $50 for each Vehicle by which Retention Rate is greater than ***

***	ATX pays MBUSA $50 for each Vehicle by which Retention Rate is greater than ***, but less than or equal to ***; and ATX pays MBUSA $100 for each Vehicle by which Retention Rate is greater than ***

Example One

Assumptions: (a) MBUSA sells and leases 10,000 Mercedes-Benz Vehicles on a retail basis in the United States during October 2002 and (b) by October 31, 2003, Customers pay for second year of service for ***. of the 10,000 vehicles sold and leased in October 2002. Based on the above assumptions, the Retention Rate for October 2003 is ***. Accordingly, ATX pays MBUSA $50 for each vehicle that is greater than ***, up to *** ($50 X ***), and ATX pays $100 for each vehicle that is greater than *** ($100 X ***). In total, ATX pays MBUSA a retention bonus of ***, shown as an adjustment to the following quarterly settlement statement.

Example Two

Assumptions: (a) MBUSA sells and leases 10,000 Mercedes-Benz Vehicles on a retail basis in the United States during October 2002 and (b) by October 31, 2003, Customers pay for second year of service for *** of the 10,000 vehicles sold and leased in October 2002. Based on the above assumptions, the Retention Rate for October 2003 is ***. Accordingly, MBUSA pays ATX $50 for each vehicle that is less than *** ($50 X ***). In total, MBUSA pays ATX the amount of ***, shown as an adjustment to the following quarterly settlement statement.

***Confidential material redacted and filed separately with the Commission

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Exhibit K: Customer Assistance Center “CAC” Overflow Call Handling

ATX will handle certain overflow calls on behalf of the MBUSA Customer Assistance Center (“CAC”). ATX will use commercially reasonable efforts to answer in no less than 120 seconds. If MBUSA should desire ATX to take a larger portion of calls or to have calls answered in less than 120 seconds, ATX and MBUSA will re-negotiate this Exhibit to include the newly established answer times and fee per minute. The parties hereby agree that as of the effective date of this Agreement, ATX will handle CAC call minutes on behalf of MBUSA *** for the first 200 call minutes. ATX will handle CAC call minutes on behalf of MBUSA on a fee per minute basis for every call minute beyond the *** threshold. This fee schedule is noted below:

*** per call minute

***Confidential material redacted and filed separately with the Commission

CONFIDENTIAL TREATMENT